UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934, as amended

Check the appropriate box:
☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

DENALI CONCRETE MANAGEMENT, INC.

(Name of Registrant as Specified in its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

DENALI CONCRETE MANAGEMENT, INC.
123 West Nye Lane, Suite 129
Carson City, NV 89706

INFORMATION STATEMENT

December 20, 2011

This Information Statement of Denali Concrete Management, Inc., a Nevada  corporation (“Company”), has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) on or about January 5, 2012, to our shareholders of record as of the close of business on December 20, 2011 (“Record Date”), to notify such shareholders that on December 18, 2011 (i) the Company’s Board of Directors approved an amendment to our Articles of Incorporation to change the name of the Company to “OphthaliX Inc.” and (ii) our Board of Directors set December 20, 2011, as the record date for shareholders entitled to vote on the amendment.  On December 19, 2011, we received the written consent in lieu of a special meeting of shareholders from a shareholder holding 38,534,631 shares of our Common Stock representing approximately 82% of our total voting stock (the “Majority Shareholder”), approving the amendment to the Articles of Incorporation to change the name to “OphthaliX Inc.”.

While the above actions have been approved by a shareholder holding a majority of the voting control of the Company in accordance with Nevada Corporate Law, the rules of the SEC provide that the above actions cannot take effect until at least 20 days after this Information Statement has first been sent to our shareholders.  We anticipate that the actions contemplated hereby will be effected on or about the close of business on January 25, 2012.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other similar persons to forward this Information Statement to the beneficial owners of our voting securities, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C promulgated thereunder, and, in accordance therewith, the amendment to our Articles of Incorporation and the name change will not become effective until at least 20 calendar days after the mailing of this Information Statement.

OUTSTANDING VOTING SECURITIES

The holders of our Common Stock are entitled to one vote per share.  As of December 20, 2011, we had 46,985,517 shares of Common Stock issued and outstanding.

On the Record Date, the Majority Shareholder which was entitled to cast 38,534,631 votes (or approximately 82% of total votes entitled to be cast) voted to approve the aforementioned amendment to the Articles of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information concerning the ownership of our Common Stock as of December 20, 2011, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our Common Stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Pnina Fishman 123 West Nye Lane, Suite 129 Carson City, NV 89706	43,701	*
Itay Weinstein 123 West Nye Lane, Suite 129 Carson City, NV 89706	-	-
Ilan Cohn 123 West Nye Lane, Suite 129 Carson City, NV 89706	-	-
Guy Regev 123 West Nye Lane, Suite 129 Carson City, NV 89706	223,463	*
Executive Officers and Directors as a Group (4 Persons)	267,164	*
Can-Fite Biopharma Ltd. (2) 10 Bareket Street Kiryat Matalon P.O. Box 7537 Petah-Tikva 49170 ISRAEL	38,534,631	82.01%
* Less than 1%
(1)      This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate.  Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of December 20, 2011, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.  Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.  At December 20, 2011, we had 46,985,517 common shares outstanding.
(2)      Includes 2,160,102 shares of common stock issuable to Can-Fite upon the exercise of outstanding warrants.  The beneficial owners of Can-Fite holding 5% or more of Can-Fite’s outstanding ordinary shares are: Shaked Global 11.74%; Asend Technologies 6.12%; Giza Venture fund 5.94%.

We are not aware of any arrangements including any pledge by any person of our Common Stock, the operation of which may at a subsequent date result in a change in control of our Company.

CHANGE OF CONTROL

On November 21, 2011, the Company consummated its acquisition (the “Transaction”) of all the outstanding interests in Eyefite Ltd., a private company incorporated on June 27, 2011, under the laws of the State of Israel, pursuant to an agreement, dated November 21, 2011, by and between the Company and Can-Fite Biopharma Ltd.

The Transaction resulted in a change of control and is described fully in the Form 8-K filed by us with the SEC on November 23, 2011, which is incorporated by reference herein.

AMENDMENT TO OUR ARTICLES OF INCORPORATION

Reasons for the Name Change

As a result of the Company’s acquisition of Eyefite Ltd. on November 21, 2011, the Company believes that it needs to change its name to properly brand its new business of being an advanced clinical-stage biopharmaceutical company focused on developing therapeutic products for the treatment of ophthalmic disorders.

No Appraisal or Dissenter’s Rights

Under Nevada Law, shareholders are not entitled to appraisal or dissenter’s rights with respect to the proposed amendment to the Articles of Incorporation to effect a name change.

Approval of the Name Change

On December 19, 2011, the Majority Shareholder approved the amendment to our Articles of Incorporation to effect a change in the Company’s name to OphthaliX Inc.  The number of shares voted to approve the name change was sufficient under Nevada corporate law.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed move or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

SHAREHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders.  The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the information statement is delivered.  A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Information Statement by contacting the Company at the address or phone number set forth below.  Conversely, if multiple shareholders sharing an address receive multiple Information Statements and wish to receive only one, such shareholders can notify the Company at the address or phone number set forth below.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings will also be available to the public at the SEC’s web site at http://www.sec.gov.

The Company will provide without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Information Statement incorporates).  Such requests should be directed to the Address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the Information Statement are sent or given to security holders, up to the date of responding to the request.

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address and telephone number:

Denali Concrete Management, Inc.
123 West Nye Lane, Suite 129
Carson City, NV 89706
Telephone: +(972) 36133372

The following document as filed with the Commission by the Company is incorporated herein by reference:

•	Form 8-K filed on November 23, 2011.

Date: December 20, 2011	By order of the Board of Directors
	By:	/s/ Pnina Fishman
Pnina Fishman
Interim Chief Executive Officer